Exhibit 10.5

DRAFT DOCUMENT — THESE TERMS AND CONDITIONS

ARE IN DRAFT FORM AND ARE SUBJECT TO AMENDMENT AND COMPLETION

Terms and Conditions of the Equity-Neutral Convertible Bonds

(the “Terms and Conditions”)

§ 1       Definitions

In these Terms and Conditions the following terms will have the following meaning:

“Adjusted Parity Value” has the meaning set out in § 8(a)(iii)(B).

“Adjustment Event” has the meaning set out in § 9(b)(i).

“Affiliate” of any specified Person means

(i)         any other Person, directly or indirectly, controlling or controlled by; or

(ii)        under direct or indirect common control with such specified Person.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” has the meaning set out in § 13(a).

“AktG” means the German Stock Corporation Act (Aktiengesetz) as amended from time to time.

“Allotment” has the meaning set out in § 9(b)(i)(E).

“Averaging Date” has the meaning set out in § 8(c)(i).

“Bankruptcy Law” means (i) for purposes of the Issuer or any of its Material Subsidiaries organized under the laws of the Federal Republic of Germany, any bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application (including, without limitation, the German Insolvency Code (Insolvenzordnung) and (ii) for purposes of any of the Issuer’s Subsidiaries organized outside of the Federal Republic of Germany, any bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application (including, without limitation, 11 U.S.C. §101 et seq., as amended).

“BGB” means the German Civil Code (Bürgerliches Gesetzbuch) as amended from time to time.

“Bond Act” means the German Act on Issues of Debt Securities (Gesetz über Schuldverschreibungen aus Gesamtemissionen) as amended from time to time.

“Bond Market Price” on a Trading Day means the market price per Principal Amount of the Bonds being the Bloomberg Generic Price (mid/last) per Principal Amount of the Bonds as derived from Bloomberg page [•] Corp HP as at the close of business on such Trading Day (or, if such Bloomberg page is not available, as derived from any substitute Bloomberg page or from any successor to Bloomberg or derived from any other public source providing substantially similar data to such Bloomberg page, or failing such source from such other source displaying trading prices in respect of the Bonds provided by leading institutions as shall be considered appropriate).

“Bond Price Determination Date” has the meaning set out in § 8(a)(iii)(B).

“Bond Price Unavailability Period” has the meaning set out in § 8(a)(iii)(B).

“Bond(s)” has the meaning set out in § 2(a).

“Bondholder” means the holder of a co-ownership interest or similar right in the Global Bond.

“Business Day” means a day (other than a Saturday or Sunday) (a) on which the Trans-European Automated Real-time Gross-settlement Express Transfer System 2 (TARGET) settles payments and (b) which is a Clearing System Business Day and (c) on which commercial banks and foreign exchange markets in Frankfurt am Main are open for business.

“Calculation Agent” has the meaning set out in § 13(a).

“Calculation Period” has the meaning set out in § 8(c)(i).

“Call Redemption Date” means the date fixed for redemption in the Issuer’s notice pursuant to § 5(b) which must be a Business Day.

“Capital Increase Against Contributions with Subscription Rights” has the meaning set out in § 9(b)(i)(C).

“Capital Increase from Capital Reserves or Retained Earnings” has the meaning set out in § 9(b)(i)(A).

“Capital Market Indebtedness” has the meaning set out in § 3(b).

“Capital Stock” has the meaning set out in § 5(c)(v).

“Cash Amount” has the meaning set out in § 8(c)(i).

“Cash Dividend” has the meaning set out in § 9(g).

“Change in Law” has the meaning set out in § 11.

“Change in Share Classification” has the meaning set out in § 9(b)(i)(B).

“Change of Control” has the meaning set out in § 5(c)(v).

“Change of Control Triggering Event” has the meaning set out in § 5(c)(v).

“Clearing System Business Day” means a day (other than a Saturday or Sunday) on which the Clearing System is open for business.

“Clearing System” means Clearstream Banking AG, Frankfurt am Main (“Clearstream Frankfurt”) including any successor.

“Contingent Conversion Period” has the meaning set out in § 8(a)(iii).

“Control Record Date” has the meaning set out in § 5(c)(i)(C).

“Conversion Agents” has the meaning set out in § 13(a).

“Conversion Date” means the Business Day on which the requirements for a valid exercise of the Conversion Right pursuant to § 8(b)(i), (ii) and (iii) are fulfilled. If such day falls after the Conversion Deadline, the Conversion Right will not have been validly exercised.

“Conversion Deadline” has the meaning set out in § 8(b)(i).

“Conversion Exercise Date” has the meaning set out in § 8(a)(i).

“Conversion Notice” has the meaning set out in § 8(b)(i).

“Conversion Premium” means 35 per cent.

“Conversion Price” per Share is initially equal to the Share Reference Price multiplied by the sum of 1 and the Conversion Premium (rounded to four decimal places with 0.00005 being rounded upwards). The Conversion Price will be adjusted from time to time in accordance with these Terms and Conditions.

“Conversion Ratio” on any day means the result (rounded to five decimal places with 0.000005 being rounded upwards) of the division of the Principal Amount by the prevailing Conversion Price on such day.

“Conversion Right” has the meaning set out in § 8(a).

“Converted Bonds Payment Amount” has the meaning set out in § 8(c).

“Converted Bonds Principal Amount” means the aggregate Principal Amount of Bonds delivered by a Bondholder in respect of a single Conversion Notice as determined by the Principal Conversion Agent pursuant to § 8(b)(iv).

“Convertible Bonds Hedge Transaction” has the meaning set out in § 8(c)(i).

“Credit Facility” has the meaning set out in § 3(d).

“Custodian” means any bank or other financial institution with which the Bondholder maintains a securities account in respect of any Bonds and having an account maintained with or is otherwise linked to the Clearing System and includes Clearstream Frankfurt.

“Daily Cash Amount” or “DCA” has the meaning set out in § 8(c)(i).

“Delisting” has the meaning set out in § 11.

“Demerger” has the meaning set out in § 9(b)(i)(F).

“Day Count Fraction” has the meaning set out in § 4(e).

“Determination Date” has the meaning set out in § 4(e).

“Determination Period” has the meaning set out in § 4(e).

“Disrupted Day” has the meaning set out in § 10.

“Dividend Threshold” has the meaning set out in § 9(g).

“Early Redemption Amount” per Bond means, the sum of the Principal Amount plus unpaid interest accrued to but excluding the Early Redemption Date and

(i)         in the case of the Hedge Counterparty’s Insolvency, the payment(s), if any, actually received by the Issuer or the Transferee Subsidiary, as applicable; or

(ii)        in all other cases, the payment(s), if any, to be received, by the Issuer or the Transferee Subsidiary, as applicable,

from the Hedge Counterparty in relation to the Convertible Bonds Hedge Transaction, following the termination of the Hedge Position under the Convertible Bonds Hedge Transaction corresponding to the Principal Amount per Bond to but excluding the fourth Business Day immediately preceding the Early Redemption Date. Provided, however, that:

(x)        if the Issuer or the Transferee Subsidiary, as applicable, has not exercised any corresponding termination right (other than due to the Hedge Counterparty’s Insolvency) under the Convertible Bonds Hedge Transaction (if any); or

(y)        if immediately prior to the Relevant Date, the Issuer or the Transferee Subsidiary, as applicable, does not hold a Hedge Position pursuant to the Convertible Bonds Hedge Transaction with respect to the full aggregate Principal Amount of all Bonds redeemed because the Convertible Bonds Hedge Transaction has been terminated (other than due to the Hedge Counterparty’s Insolvency) prior to the Relevant Date, the “Early Redemption Amount” will be the higher of (x) the Principal Amount per Bond plus unpaid interest accrued to but excluding the Early Redemption Date and (y) the Fair Value per Bond on the Relevant Date.

Where:

“Fair Value” means the fair market value per Bond on the Relevant Date as determined by an Independent Expert (appointed by the Issuer) using equitable discretion (§ 317 of the BGB) taking into account, inter alia, the Bond Market Price on the Relevant Date, the Share Price on the Relevant Date and any other market parameter the Independent Expert using equitable discretion (§ 317 of the BGB) deems to be relevant for the valuation of the Bond on the Relevant Date. For the avoidance of doubt, the Fair Value per Bond includes unpaid interest accrued to but excluding the Early Redemption Date.

“Early Redemption Date” means the 50th Business Day following the Relevant Date.

“EUREX” means EUREX Deutschland or any legal or functional successor thereof.

“EUREX Corporate Actions Procedures” has the meaning set out in § 9(g).

“Ex Date” means the first Trading Day on which the Shares are traded “ex dividend”.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Disruption or Related Exchange Disruption” has the meaning set out in § 10.

“Failure to Open for Trading or Early Closure of the Exchange or Related Exchange” has the meaning set out in § 10.

“Financial Year” means the financial year as set out in the Issuer’s articles of association.

“Financing” has the meaning set out in § 12(a)(iv).

“Fitch” has the meaning set out in § 5(c)(v).

“FME” means Fresenius Medical Care AG & Co. KGaA.

“FME Group” means FME and its Subsidiaries on a consolidated basis.

“Fresenius SE” means Fresenius SE & Co. KGaA, a partnership limited by shares (Kommanditgesellschaft auf Aktien).

“FSE” means the Frankfurt Stock Exchange or any legal or functional successor.

“General Partner” has the meaning set out in § 5(c)(v).

“Global Bond” has the meaning set out in § 2(b).

“Hedge Counterparty” has the meaning set out in § 8(c)(i).

“Hedge Payout Amount” has the meaning set out in § 8(c)(i).

“Hedge Position” has the meaning set out in § 8(c)(i).

“Hedge Settlement Date” has the meaning set out in § 8(c)(i).

“Independent Expert” means an independent bank of international standing or an independent financial adviser with relevant expertise, which may be the initial Calculation Agent, appointed by the Issuer at its own expense.

“Insolvency” of any Person occurs if such Person

(i)         is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(ii)        becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(iii)       makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(iv)       (A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in prong (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(v)        has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(vi)       seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(vii)     has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(viii)     causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) above (inclusive); or

(ix)      takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Calculation Period” has the meaning set out in § 4(e).

“Interest Commencement Date” means 19 September 2014.

“Interest Period” means the period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and thereafter from and including each relevant Interest Payment Date to but excluding the next following Interest Payment Date.

“Interest Payment Date” means 31 January and 31 July in each year.

“Intermediary” means Société Générale or any other financial institution appointed from time to time by the Issuer to act as the Intermediary. No Intermediary will treat Bondholders as its clients for the purposes of the rules of the Financial Conduct Authority Limited. The Issuer shall be required to give notice to Bondholders of any change in the Intermediary.

“Issue Date” means 19 September 2014.

“Issuer” means Fresenius Medical Care AG & Co. KGaA.

“Joint Representative” has the meaning set out in § 17(g).

“KGaA” means a partnership limited by shares under German law (Kommanditgesellschaft auf Aktien).

“Market Disruption Event” has the meaning set out in § 10.

“Maturity Date” means 31 January 2020.

“Material Subsidiary” means any Subsidiary of FME falling under one of the following categories:

(i)         the Subsidiary Guarantors, provided that these Subsidiaries continue to satisfy the requirements of either (ii) or (iii) below;

(ii)        with EBITDA representing 5 per cent. or more of the consolidated EBITDA of the FME Group; or

(iii)       with total assets representing 5 per cent. or more of the total consolidated assets of FME,

in each case as determined by reference to the latest audited annual financial statements prepared in accordance with IFRS or US GAAP, as the case may be.

“Merger Event” has the meaning set out in § 9(a)(i).

“Moody’s” has the meaning set out in § 5(c)(v)

“Nationalisation” has the meaning set out in § 11.

“New Issuer” has the meaning set out in § 18(a).

“Note Guarantee” has the meaning set out in § 3(d).

“Notification Day” has the meaning set out in § 8(e)(ii).

“Other Issue of Securities with Subscription Rights” has the meaning set out in § 9(b)(i)(D).

“Other Securities” has the meaning set out in § 9(b)(i)(D).

“Parity Event” has the meaning set out in § 8(a)(iii)(B).

“Parity Value” has the meaning set out in § 8(a)(iii)(B).

“Paying Agents” has the meaning set out in § 13(a).

“Permitted Holder” has the meaning set out in § 5(c)(v).

“Person” has the meaning set out in § 5(c)(v).

“Physical Settlement Date” means the date for the delivery of any Shares by the Intermediary, which will be the fifth Business Day following the relevant Notification Day (in the case of § 8(d) and (e)) provided that if a Settlement Disruption Event occurs on such day, and delivery of any Shares cannot be effected on such day, then the Physical Settlement Date with respect to such Shares will be postponed until the first succeeding Business Day on which delivery of the Shares can take place through the Clearing System or in any other commercially reasonable manner, where “Settlement Disruption Event” means an event beyond the control of the Intermediary, as a result of which the Clearing System cannot settle the book-entry transfer of such Shares. If such Settlement Disruption Event continues to exist for a period of more than eight successive Business Days, the Intermediary, shall use any other customary delivery option (“Delivery Alternative”) on the eighth Business Day following the Business Day originally specified as applicable. If a Delivery Alternative is not available, the relevant settlement transaction affected shall be cancelled on the eighth Business Day following the Business Day originally specified as applicable either in whole or, if the relevant Clearing System can only clear a part of the transfer of the Shares to be delivered, in part, provided that the Calculation Agent shall determine the payable Cash Amount in respect of that part of the relevant transaction only which has not been fulfilled. The provisions of § 8(c) shall apply accordingly, provided that such eighth Business Day shall be the relevant Conversion Date.

“Physical Settlement Notice” has the meaning set out in § 8(e)(ii).

“Physical Settlement Option” has the meaning set out in § 8(e)(i).

“Preferred Stock” has the meaning set out in § 5(c)(v).

“Principal Amount” has the meaning set out in § 2(a).

“Principal Conversion Agent” has the meaning set out in § 13(a).

“Principal Paying Agent” has the meaning set out in § 13(a).

“Qualified Majority” has the meaning set out in § 17(b).

“Rating Agency” has the meaning set out in § 5(c)(v).

“Rating Category” has the meaning set out in § 5(c)(v).

“Rating Date” has the meaning set out in § 5(c)(v).

“Ratings Decline” has the meaning set out in § 5(c)(v).

“Reference Period” has the meaning set out in § 8(a)(iii)(B).

“Relevant Adjustment Date” has the meaning set out in § 9(g).

“Relevant Conversion Ratio” means, in respect of the relevant date, the result (rounded to five decimal places with 0.000005 being rounded upwards) of the division of the Converted Bonds Principal Amount by the Conversion Price prevailing on the relevant date.

“Relevant Date” means (i) in respect of an early redemption of the Bonds pursuant to § 5(d) the date of announcement of the fair value per option contract in relation to a termination of any option contract in respect of the Shares traded on EUREX, (ii) in respect of a Nationalisation, the date of the first public announcement of the relevant event, (iii) in respect of a Change in Law, the day on which the Issuer determines in good faith that a Change in Law has occurred, and (iv) in the case of a Delisting, the date on which the FSE makes the public announcement.

“Relevant Record Date” has the meaning set out in § 9(g).

“Settlement Cycle” has the meaning set out in § 9(g).

“Settlement Date” means the fifth Business Day following the last day of the Calculation Period, provided that if the Issuer is not yet in receipt of the full amounts in relation to the Convertible Bonds Hedge Transaction on such date, “Settlement Date” means the fourth Business Day following the Hedge Settlement Date.

“Share Price” means the volume-weighted average price of the Share on XETRA on the relevant Trading Day appearing on or derived from the Bloomberg screen page FME GY <equity> AQR on the Bloomberg information system (or any future successor screen page or information system if such page is not available) at 17.45 hours Frankfurt time, subject to the occurrence of a Market Disruption Event and the provisions of § 10.

“Share Reference Price” means the simple arithmetic average of the daily Share Prices on each of the 15 Trading Days commencing on and including 17 September 2014, as determined by the Calculation Agent and notified by the Issuer to the Bondholders in accordance with § 14 (such notice specifying the Share Reference Price and the resulting Conversion Price).

“Shares” means the no par value ordinary bearer shares of FME, ISIN DE0005785802, and each a “Share”.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(i)         such Person;

(ii)        such Person and one or more Subsidiaries of such Person; or

(iii)       one or more other Subsidiaries of such Person.

“Subsidiary Guarantees” has the meaning set out in § 3(c).

“Subsidiary Guarantors” means each of Fresenius Medical Care Holdings Inc and Fresenius Medical Care Deutschland GmbH.

“Substitute Rating Agency” has the meaning set out in § 5(c)(v).

“S&P” has the meaning set out in § 5(c)(v).

“Tender Offer” has the meaning set out in § 9(a)(i).

“Terms and Conditions” means these terms and conditions of the Bonds.

“Total Dividend” has the meaning set out in § 9(g).

“Trading Day” means each day on which the XETRA system of the FSE and EUREX are scheduled to be open for trading in accordance with the schedules prepared and published for the XETRA system and EUREX, respectively.

“Trading Disruption” has the meaning set out in § 10.

“Transferee Subsidiary” means a Subsidiary to which the Issuer has transferred its Convertible Bonds Hedge Transaction in accordance with these Terms and Conditions.

“UmwG” means the German Transformation Act (Umwandlungsgesetz) as amended from time to time.

“United States” means the United States of America (including the States thereof and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands).

“Valuation Time” has the meaning set out in § 10.

“Voting Stock” has the meaning set out in § 5(c)(v).

“WpHG” means the German Securities Trading Act (Wertpapierhandelsgesetz) as amended from time to time.

“WpÜG” means the German Take Over Act (Wertpapiererwerbs- und Übernahmegesetz) as amended from time to time.

“XETRA” means the electronic trading system of Deutsche Börse AG including any successor.

§ 2       Form and Denomination

(a)        The issue by the Issuer of bonds in the aggregate principal amount of

€ [•]

(in words: euro [•])

is divided into bonds in bearer form with a principal amount of € 100,000 (the “Principal Amount”) each, which rank pari passu among themselves (the “Bonds” and each a “Bond”).

(b)        The Bonds are represented by a global bond in bearer form (the “Global Bond”) without interest coupons. The Global Bond will be signed manually by two authorised signatories of the Issuer and will be authenticated by or on behalf of the Principal Paying Agent.

Definitive Bonds and interest coupons will not be issued. The Bondholders will have no right to require the issue of definitive Bonds or interest coupons.

The Global Bond will be deposited with the Clearing System until the Issuer has satisfied and discharged all its obligations under the Bonds. Copies of the Global Bond are available for each Bondholder at the Principal Paying Agent.

(c)        The Bondholders will receive proportional co-ownership interests or comparable rights in the Global Bond, which are transferable in accordance with applicable law and the rules and regulations of the Clearing System.

(d)        Pursuant to the book-entry registration agreement between the Issuer and Clearstream Frankfurt, the Issuer has appointed Clearstream Frankfurt as its book-entry registrar in respect of the Bonds. Without prejudice to the issuance of the Bonds in bearer form and their status as bonds in bearer form the Issuer has agreed to maintain a register showing the aggregate principal amount of the Bonds represented by the Global Bond under the name of Clearstream Frankfurt, and Clearstream Frankfurt has agreed, as agent of the Issuer, to maintain records of the Bonds credited to the accounts of the accountholders of Clearstream Frankfurt for the benefit of the holders of the co-ownership interests in the Bonds represented by the Global Bond, and the Issuer and Clearstream Frankfurt have agreed, for the benefit of the holders of co-ownership interests in the Global Bond, that the actual number of Bonds from time to time shall be evidenced by the records of Clearstream Frankfurt.

§ 3       Status of the Bonds; Negative Pledge; Subsidiary Guarantees

(a)        Status of the Bonds

The Bonds constitute unsubordinated and unsecured obligations of the Issuer which rank pari passu among themselves. In the case of the insolvency or liquidation of the Issuer, the obligations of the Issuer under the Bonds rank at least pari passu with all other present and future unsubordinated and unsecured obligations of the Issuer, save for such obligations which may be preferred by applicable law.

(b)        Negative Pledge

So long as any Bond remains outstanding in whole or in part, but only up to the time all amounts payable in accordance with these Terms and Conditions have been placed at the disposal of the

Clearing System and/or all conversion obligations pursuant to § 8 to 10 have been fulfilled, FME undertakes

(i)         not to provide any security in rem (dingliche Sicherheit) upon any of its assets for Capital Market Indebtedness (including any guarantees or other indemnities assumed in respect thereof); and

(ii)        to procure (to the extent legally possible and permissible) that no Material Subsidiary of FME will provide any security in rem (dingliche Sicherheit) upon any of its assets for Capital Market Indebtedness (including any guarantees or other indemnities assumed in respect thereof), without at the same time having the Bondholders share equally and rateably in such security.

The undertaking pursuant to the foregoing sentence shall not apply to a security (i) which is mandatory according to applicable laws, or (ii) which is required as a prerequisite for governmental approvals, or (iii) which is provided by FME upon any claims of the Issuer against any company of the FME Group or any third party, which claims exist now or arise at any time in the future as a result of the passing on of the proceeds from the sale by FME of any Capital Market Indebtedness, provided that any such security serves to secure obligations under such Capital Market Indebtedness of FME, or (iv) which secures a Capital Market Indebtedness that becomes an obligation of FME or the FME Group as a consequence of a future acquisition, provided that such Capital Market Indebtedness was not created in contemplation of such future acquisition. Any security which is to be provided pursuant to this § 3(b) may also be provided to a person acting as trustee for the Bondholders.

“Capital Markets Indebtedness” means any present or future obligation for the payment or repayment of money that is borrowed through the issuance of bonds, debentures, notes or other similar debt securities which are, or are capable of being, admitted to trading on, or included in, a securities exchange, a regulated market or unregulated market or which are, or are capable of being, traded on an over-the-counter market, other than indebtedness resulting from an accounts receivable programme (Forderungsverkaufsprogramm) and/or any securitisation in relation thereto.

(c)        Subsidiary Guarantees

Each of the Subsidiary Guarantors has given towards the Principal Paying Agent for the benefit of the Bondholders the unconditional and irrevocable guarantee for the payment of principal together with all other sums payable by the Issuer under these Terms and Conditions pursuant to the guarantees, each dated on or around the Issue Date (the “Subsidiary Guarantees”).

(i)         Each Subsidiary Guarantee constitutes unsubordinated and unsecured obligations of the relevant Subsidiary Guarantor. In the case of the insolvency or liquidation of the relevant Subsidiary Guarantor, the obligations of the relevant Subsidiary Guarantor under the relevant Subsidiary Guarantee rank at least pari passu with all other present and future unsubordinated and unsecured obligations of the relevant Subsidiary Guarantor, save for such obligations which may be preferred by applicable law. Upon discharge of any payment obligation of a Subsidiary Guarantor subsisting under the Subsidiary Guarantee in favour of any Bondholder, the relevant guaranteed right of such Bondholder under these Terms and Conditions will cease to exist.

(ii)        Each Subsidiary Guarantee constitutes a contract in favour of the respective Bondholders as third party beneficiaries pursuant to § 328(1) of the BGB so that only the respective Bondholders will be entitled to claim performance of the Subsidiary Guarantee directly from each Subsidiary Guarantor and to enforce the Subsidiary Guarantee directly against each Subsidiary Guarantor.

(d)        Release of Subsidiary Guarantees

Pursuant to its terms, a Subsidiary Guarantee (but not any payment obligation under any Subsidiary Guarantee which has already become due and payable) will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect)

(i)         upon discharge in full of the aggregate principal amount of all Bonds then outstanding and all other obligations under the Bonds then due and owing as provided in the Terms and Conditions; or

(ii)        at any time when a Subsidiary Guarantor is, for any reason, no longer an obligor under the Credit Facility, or is released from its obligations as guarantor under the Note Guarantee.

“Credit Facility” means the credit agreement entered into as of October 30, 2012 among, inter alios, Fresenius Medical Care AG & Co. KGaA, Fresenius Medical Care Holdings, Inc., the other borrowers and guarantors identified therein, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

“Note Guarantee” means the guarantee by FME and the Subsidiary Guarantors of the obligations of Fresenius Medical Care US Finance II, Inc. (or a successor thereto) with respect to the 5.875% Senior Notes due 2022 of Fresenius Medical Care US Finance II, Inc. (or a successor thereto) or any additional 5.875% Senior Notes due 2022.

§ 4       Interest

(a)        The Bonds will bear interest on their Principal Amount at a rate of [•] per cent. per annum as from the Interest Commencement Date. Interest is payable semi-annually in arrear on each Interest Payment Date, commencing on 31 January 2015 (short first coupon). The amount of the first interest payment per Bond on 31 January 2015 will be € [•].

(b)        If a Bondholder exercises the Conversion Right in respect of any Bond, such Bond will cease to bear interest from the end of the day immediately preceding the Interest Payment Date immediately preceding the relevant Conversion Date; if the relevant Conversion Date falls before the first Interest Payment Date, the Bonds will not pay any interest.

(c)        If a Bond is redeemed, such Bond will cease to bear interest from the end of the day immediately preceding the due date for redemption.

(d)        If the Issuer fails to redeem the Bonds when due, interest will continue to accrue on the Principal Amount beyond the end of the day immediately preceding the due date for redemption until the end of the day immediately preceding the actual date of redemption of the Bonds. In this case the applicable rate of interest shall correspond to the default rate of interest established by German law.

(e)        Interest in respect of any period of time will be calculated on the basis of the Day Count Fraction.

“Day Count Fraction” means, in respect of the calculation of an amount of interest for any period of time (from and including the first day of such period to but excluding the last day of such period) (the “Interest Calculation Period”):

(i)         if the Interest Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Interest Calculation Period divided by the product of

(x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and

(ii)       if the Interest Calculation Period is longer than one Determination Period, the sum of:

(A)        the number of days in such Interest Calculation Period falling in the Determination Period in which the Interest Calculation Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and

(B)        the number of days in such Interest Calculation Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year.

Where:

“Determination Period” means each period from and including a Determination Date in any year to but excluding the next Determination Date.

“Determination Date” means each 31 January and 31 July.

§ 5       Maturity, Redemption and Purchase

(a)        Redemption at maturity. To the extent the Bonds have not previously been redeemed, converted, or repurchased and cancelled they will be redeemed at their Principal Amount on the Maturity Date plus accrued and unpaid interest, if any, to but excluding the Maturity Date.

(b)        Clean-up Call. The Issuer may, on giving not less than 70 nor more than 90 days’ prior notice to the Bondholders in accordance with § 14, redeem all but not some only of the outstanding Bonds with effect from the Call Redemption Date fixed in the notice if at any time the aggregate principal amount of the Bonds outstanding is equal to or less than 15 per cent. of the aggregate principal amount of the Bonds originally issued (including any additional Bonds issued in accordance with § 15). In the case such notice is given, the Issuer shall redeem the Bonds on the Call Redemption Date at their Principal Amount plus accrued and unpaid interest, if any, to but excluding the Call Redemption Date.

(c)        Repurchase at the Option of Bondholders upon a Change of Control Triggering Event

(i)         Each Bondholder, upon the occurrence of a Change of Control Triggering Event, will have the right to require that the Issuer repurchases such Bondholder’s Bonds not previously converted or redeemed, on the Control Record Date at a purchase price in cash equal to 101% of the Principal Amount plus accrued and unpaid interest, if any, to but excluding the Control Record Date.

Within 30 days following a Change of Control Triggering Event, the Issuer will publish a notice in accordance with § 14 stating:

(A)        that a Change of Control Triggering Event has occurred and that each Bondholder has the right to require the Issuer to repurchase such Bondholder’s Bonds not previously converted or redeemed, at a purchase price in cash equal to 101% of the Principal Amount plus accrued and unpaid interest, if any, to but excluding the Control Record Date;

(B)        the circumstances and relevant facts regarding such Change of Control Triggering Event;

(C)                       the repurchase date (which shall be no earlier than 70 days nor later than 90 days from the date such notice is mailed) (the “Control Record Date”);

(D)                       that each Bond will be subject to repurchase only in integral multiples of the Principal Amount; and

(E)                        the instructions determined by the Issuer, consistent with this § 5(c), that a Bondholder must follow in order to have its Bonds purchased.

(ii)                        Any request by a Bondholder for a repurchase of Bonds pursuant to § 5(c)(i) is irrevocable and shall be made by means of a written declaration in the German or English language delivered to the specified office of the Principal Paying Agent together with proof that such Bondholder at the time of such notice is a holder of the relevant Bonds by means of a certificate of his Custodian or in any other appropriate manner. Such request together with the aforementioned proof must be received by the Principal Paying Agent by 4.00 p.m. (Frankfurt time) on the third Business Day prior to the Control Record Date. The respective Bondholder must deliver to the Principal Paying Agent the Bond(s) for which the right pursuant to § 5(c)(i) shall be exercised which must be received by the Principal Paying Agent by 4.00 p.m. (Frankfurt time) on the third Business Day prior to the Control Record Date.

(iii)                     If any Bond is required by a Bondholder to be purchased by the Issuer pursuant to § 5(c)(i), the Conversion Right in respect of such Bond may no longer be exercised by such Bondholder from the time of despatch by the Bondholder of its notice to the Principal Paying Agent pursuant to § 5(c)(ii).

(iv)      All Bonds so purchased, if any, by the Issuer may be cancelled or may be held or resold.

(v)       In this § 5(c):

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of one or more of the following events:

(A)                    so long as FME is organized as a KGaA, if the General Partner of FME charged with the management of FME shall at any time fail to be a Subsidiary of Fresenius SE, or if Fresenius SE shall fail at any time to own and control more than 25% of the capital stock with ordinary voting power in FME;

(B)                    if FME is no longer organized as a KGaA, any event the result of which is that (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Fresenius SE, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such Person or group shall be deemed to have “beneficial ownership” of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the voting stock of FME and (B) the Permitted Holder do not “beneficially own” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of FME;

(C)                    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of FME to any person or group of related persons for purposes of Section 13(d) of the Exchange Act, together with any Affiliates thereof.

“Change of Control Triggering Event” means the occurrence of (i) a Change of Control and (ii) a Ratings Decline.

“General Partner” means Fresenius Medical Care Management AG, a German stock corporation, including its successors and assigns and other Persons, in each case who serve as the general partner (persönlich haftender Gesellschafter) of the Issuer from time to time.

“Permitted Holder” means Fresenius SE.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Rating Agency” means Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings Ltd. (“Fitch”) or Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc. (“S&P”) or any of their respective affiliates or successors or any rating agency (a “Substitute Rating Agency”) substituted for any of them by the Issuer from time to time.

“Rating Category” means each category into which the rating chart is split by the relevant Rating Agency.

“Rating Date” means the date which is 90 days prior to the earlier of (1) the occurrence of the Change of Control and (2) the first public notice of the occurrence of a Change of Control or of the intention of FME or any person to effect a Change of Control.

“Ratings Decline” means the occurrence on or within 90 days after the date of the first public notice of either the occurrence of a Change of Control or of a transaction which will effect a Change of Control, whichever is earlier (which period shall be extended so long as any of the Rating Agencies have publicly announced that it is considering a possible downgrade of the Bonds) of: (1) in the event the Bonds are rated by each of (i) Moody’s, (ii) S&P and (iii) Fitch on the Rating Date as investment grade, a decrease in the rating of the Bonds by two of the three Rating Agencies to a rating that is below investment grade, or (2) in the event the Bonds are rated below investment grade by two of the three Rating Agencies on the Rating Date, a decrease in the rating of the Bonds by either such Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

(d)                       Early Redemption. If options contracts in respect of the Shares are traded on EUREX and any event occurs as a result of which such option contracts are terminated in accordance with the EUREX Corporate Actions Procedures, for example following the occurrence of a Merger Event or Tender

Offer as described in § 9(b)(ii)(G), the Issuer shall, by providing notice of the occurrence of such event in accordance with § 14 within five Business Days of the Relevant Date, redeem all outstanding Bonds at their Early Redemption Amount on the Early Redemption Date. The Issuer shall inform the Bondholders of the Early Redemption Amount per Bond by publishing a notice in accordance with § 14 no later than on the Business Day immediately preceding the Early Redemption Date.

(e)        Upon the occurrence of a Nationalisation, a Delisting or a Change in Law, § 11(a) applies.

(f)                         The Issuer and any of its affiliates may at any time purchase Bonds, in the open market or otherwise. Any Bonds purchased by the Issuer or any of its affiliates may be cancelled or held and resold.

§ 6       Payments

(a)                       All payments on the Bonds will be made in euro to the Principal Paying Agent for transfer to the Clearing System or to its order for credit to the accounts of the relevant account holders of the Clearing System outside the United States. Payments on the Bonds made by the Issuer to the Clearing System or to its order shall discharge the liability of the Issuer under the Bonds to the extent of the sums so paid.

(b)                       If the due date for payment of any amount in respect of the Bonds is not a Business Day, then the Bondholder will not be entitled to payment until the next day which is a Business Day. In such case the Bondholders shall not be entitled to any interest or to any other compensation on account of such delay.

§ 7       Taxes

All payments with respect to the Bonds will be made without withholding or deduction for or on account of, any present or future taxes, duties, or governmental charges of any nature whatsoever imposed, levied or collected by way of deduction or withholding at source by, in or on behalf of the Federal Republic of Germany or by or on behalf of any political subdivision or authority thereof or therein having power to tax, unless the Issuer or the Intermediary, as the case may be, is required by applicable law to make any such payment with respect to the Bonds subject to any withholding or deduction for, or on account of, any present or future taxes, duties, or charges of whatever nature. In that case the Issuer or the Intermediary, as the case may be, shall effect such payment after such withholding or reduction has been made.

Neither the Issuer nor the Subsidiary Guarantors nor the Intermediary will be obliged to pay any additional amounts to the Bondholders as a result of such withholding or deduction.

§ 8       Conversion

(a)        Conversion Right

The Issuer grants to each Bondholder the right (the “Conversion Right”) to require the Bond(s) held by it to be purchased in accordance with the provisions of § 8(c):

(i)                           with effect as at any Conversion Exercise Date, where “Conversion Exercise Date” means (A) each 15th day of each month, or if such day is not a Business Day, the next day that is a Business Day, and (B) each last Business Day of each month. The first Conversion Exercise Date will be 15 November 2017, or if such day is not a Business Day, the next day that is a Business Day. The last Conversion Exercise Date will be 15 November 2019 or if such day is not a Business Day, the next day that is a Business Day;

(ii)                        with effect as at the eighth Business Day preceding the Call Redemption Date fixed in the notice of early redemption if the Issuer declares the Bonds due for early redemption pursuant to § 5(b);

(iii)       on any Business Day during the Contingent Conversion Period, where “Contingent Conversion Period” means

(A)                       any of the following periods occurring after the Issue Date and prior to 15 November 2017:

(I)                           if FME makes a distribution to shareholders of cash, assets, securities or other property where the fair market value of such distribution per Share is greater than 20 per cent. of the arithmetic mean of the Share Prices on each Trading Day in the 20 Trading Day period ending on (and including) the Trading Day immediately preceding the date on which such distribution was first publicly announced by FME, the period from and including the date of first public announcement of such distribution to but excluding the Ex Date in respect of such distribution;

(II)                      if a Change of Control Triggering Event occurs, the period from and including the effective date of the notice of the Change of Control Triggering Event pursuant to § 5(c)(i)(A) to and including the fifth Business Day prior to the Control Record Date; and

(III)                 if any event of default set forth in § 12(a) occurs, the period from and including the date on which such event of default occurs to but excluding the date such Bondholder has terminated his Bonds in accordance with § 12; and

(B)                       any of the following periods with respect to a Parity Event occurring after the Issue Date and prior to 15 November 2017:

(I)                           if a Parity Event occurs, the period of ten consecutive Trading Days commencing on and including the first Trading Day following the last day of the relevant Reference Period; and

(II)                      if no market price per Principal Amount of the Bonds is available from the relevant Bloomberg page or such other source as described in the definition of the term “Bond Market Price” (a “Bond Price Unavailability Period”) for any Reference Period, then following the end of the Bond Price Unavailability Period the Calculation Agent shall determine the market price per Principal Amount of the Bonds as at the Bond Price Determination Date and if, as at the Bond Price Determination Date, the price per Principal Amount of the Bonds, as determined by the Calculation Agent, is less than the Adjusted Parity Value, the period of 30 Trading Days following the later of the Bond Price Determination Date and the date of the notice by the Issuer to the Bondholders pursuant to § 8(a)(iii)(D) below.

Where:

“Adjusted Parity Value” means 97 per cent. of the Parity Value in effect on each such Trading Day.

“Bond Price Determination Date” means the fifth Trading Day following the end of any Bond Price Unavailability Period.

A “Parity Event” occurs in relation to each Reference Period during which on each Trading Day of such Reference Period the Bond Market Price on such Trading Day is less than the Adjusted Parity Value in effect on each such Trading Day.

“Parity Value” means, in respect of any Trading Day, the product of the Share Price on such Trading Day and the Conversion Ratio on such Trading Day.

“Reference Period” means each period of 10 consecutive Trading Days.

(C)                       If a Bondholder exercises the Conversion Right in respect of any Bond in reliance on § 8(a)(iii)(B)(I), the Calculation Agent will determine and confirm whether a Parity Event has occurred. If the Calculation Agent determines that no Parity Event has occurred, the Conversion Right will not have been validly exercised.

(D)                       The Issuer shall as soon as reasonably practicable following any determination by the Calculation Agent as provided in § 8(a)(iii)(B)(II) give notice to Bondholders of such determination pursuant to § 14. Such notice shall specify the market price per Principal Amount of the Bonds, as determined by the Calculation Agent, as at the relevant Bond Price Determination Date and the Adjusted Parity Value as at the relevant Bond Price Determination Date.

The Conversion Right may not be exercised by a Bondholder, if (i) such Bondholder has required the Issuer to purchase his Bonds in accordance with § 5(c); or (ii) such Bondholder has terminated his Bonds in accordance with § 12; or (iii) the Issuer has terminated the Bonds in accordance with § 5(d) or § 11(a).

(b)        Exercise of the Conversion Right

(i)                        To exercise the Conversion Right, the Bondholder must deliver at his own expense during normal business hours to the Principal Conversion Agent via its Custodian and the Clearing System a duly completed and executed conversion notice (the “Conversion Notice”) (which may be by facsimile) using a form (from time to time current) obtainable from the Principal Conversion Agent which must be received by the Principal Conversion Agent by 16.00 hours Frankfurt time on the following date (the “Conversion Deadline”) as applicable:

(A)                       in the case of § 8(a)(i) the relevant Conversion Exercise Date. Any Conversion Notice received by the Principal Conversion Agent after 16.00 hours Frankfurt time on any such day will be deemed received by the Principal Conversion Agent one Business Day prior to the next following Conversion Exercise Date, provided that if any Conversion Notice is received by the Principal Conversion Agent after 16.00 hours Frankfurt time on the last Conversion Exercise Date the Conversion Right will not be validly exercised;

(B)                       in the case of § 8(a)(ii) the eighth Business Day preceding the Call Redemption Date fixed in the notice of early redemption, provided that if any Conversion Notice is received by the Principal Conversion Agent after 16.00 hours Frankfurt time on such day, the Conversion Right will not be validly exercised and there will be no subsequent Conversion Right to be exercised by a Bondholder;

(C)                       in the case of § 8(a)(iii) the last day of the relevant Contingent Conversion Period, provided that if any Conversion Notice is received by the Principal Conversion Agent after 16.00 hours Frankfurt time on the last day of the relevant Contingent Conversion Period, the Conversion Right will not be validly exercised.

(ii)                     The Conversion Notice is irrevocable and will, among other things:

(A)                     state the name and address (natural persons) or name, domicile and address (legal persons) of the exercising Bondholder;

(B)                       specify the number of Bonds with respect to which the Conversion Right will be exercised;

(C)                       designate the securities deposit account of the Bondholder or his nominee at a participant in, or account holder of, the Clearing System to which, in the case of § 8(e) and (f), the Shares are to be delivered;

(D)                       give directions to the Principal Conversion Agent for the payment of any amount of cash which the Bondholder is entitled to receive pursuant to these Terms and Conditions and which are to be paid by way of transfer to a euro account of the payee maintained with a bank in the European Union; and

(E)                        contain the certifications and undertakings set out in the form of the Conversion Notice relating to certain legal restrictions of the ownership of the Bonds and/or the Shares. If the Bondholder fails to deliver the above mentioned certifications and undertakings, the Issuer will not pay any amount of cash, or, in case of § 8(e) or (f), the Intermediary, will not deliver any Shares or pay any amount of cash, in respect of such a Conversion Notice.

(iii)                     The exercise of the Conversion Right further requires that the Bonds will be delivered to the Principal Conversion Agent prior to the relevant Conversion Deadline (A) by transferring the Bonds to the Clearing System account of the Principal Conversion Agent (book entry transfer or assignment) or (B) by irrevocable instruction to the Principal Conversion Agent to withdraw the Bonds from a deposit account with the Principal Conversion Agent (book entry transfer or assignment). The Principal Conversion Agent will hold the Bonds for the account of the Bondholders until all claims of such Bondholder thereunder have been satisfied.

(iv)                    Upon fulfilment of all requirements specified in § 8(b)(i), (ii) and (iii) for the exercise of the Conversion Right, the Principal Conversion Agent will verify whether the Converted Bonds Principal Amount actually delivered to the Principal Conversion Agent exceeds or falls short of the Converted Bonds Principal Amount specified in the Conversion Notice. In the event of any such excess or shortfall, the Principal Conversion Agent will determine the Relevant Conversion Ratio on the basis of the lower of (A) the Converted Bonds Principal Amount set forth in the Conversion Notice, or (B) the Converted Bonds Principal Amount in fact delivered. Any Bonds delivered in excess of the Converted Bonds Principal Amount specified in the Conversion Notice will be redelivered to the Bondholder at his cost. The Principal Conversion Agent will act in accordance with the regulations of the Clearing System.

(v)                       The Conversion Right will be deemed validly exercised on the relevant Conversion Date.

(c)        Purchase of the converted Bond(s) by the Issuer

(i)                           Upon the valid exercise of the Conversion Right by a Bondholder and subject to § 8(c)(ii) below, the Issuer will be required to purchase the relevant Bond(s) at the Converted Bonds Payment Amount on the relevant Settlement Date, unless the Issuer elects, and the Intermediary agrees to, the acquisition by the Intermediary of the relevant Bond(s) delivered by the relevant Bondholder pursuant to § 8(d) below, in which case the Bondholder will receive the Cash Amount or delivery of Shares as further set out in § 8(d), (e) and (f) below.

“Averaging Date” means, subject to an adjustment for Disrupted Days pursuant to § 10, each Trading Day within the Calculation Period; and

“Calculation Period” means the period of 40 consecutive Trading Days commencing on the fifth Trading Day immediately following the Conversion Date.

“Cash Amount” means in respect of a Calculation Period the sum (rounded to two decimal places with € 0.005 being rounded upwards) of the Daily Cash Amounts, where “Daily Cash Amount” or “DCA” means an amount in euro calculated by the Calculation Agent in accordance with the following formula:

where:

N	=	40 (being the number of consecutive Trading Days in the Calculation Period);

Pn	=	the Share Price on the nth Averaging Date; and

RCRn	=	the Relevant Conversion Ratio prevailing on the nth Averaging Date.

No interest will be payable with respect to the Cash Amount.

“Converted Bonds Payment Amount” means the Cash Amount. However, if an Insolvency of the Hedge Counterparty has occurred prior to the Settlement Date, “Converted Bonds Payment Amount” means the sum of the Converted Bonds Principal Amount and the Hedge Payout Amount, subject to the following exception. If:

(x)                         the Convertible Bonds Hedge Transaction has not been terminated due to the Hedge Counterparty’s Insolvency and the Issuer or Transferee Subsidiary, as applicable, has not exercised the option under the Convertible Bonds Hedge Transaction in a corresponding part; or

(y)                         immediately prior to the Conversion Date the Issuer or a Transferee Subsidiary, as applicable, does not hold a Hedge Position pursuant to the Convertible Bonds Hedge Transaction with respect to the full aggregate Principal Amount of all Bonds to be purchased on conversion, because the Convertible Bonds Hedge Transaction has been terminated (other than due to the Hedge Counterparty’s Insolvency), prior to the Conversion Date, the “Converted Bonds Payment Amount” will be the Cash Amount.

“Convertible Bonds Hedge Transaction” means a transaction or asset purchased by the Issuer from the Hedge Counterparty as counterparty under which the Issuer takes Hedge Positions with respect to all Bonds, as described more fully in the description of the Convertible Bonds Hedge Transaction attached to these Terms and Conditions as the Schedule. The Issuer may, in its sole discretion, transfer the Convertible Bonds Hedge Transaction to any of its Subsidiaries after the Issue Date. A copy of the pro forma documentation (where executed in the German language, translated into English) related to the Convertible Bonds Hedge Transaction excluding certain non-public or confidential information is available free of charge from the Issuer on the request of any Bondholder.

“Hedge Counterparty” means Société Générale.

“Hedge Payout Amount” means payment(s) actually received by the Issuer or a Transferee Subsidiary, as applicable, to and including the Hedge Settlement Date from the Hedge Counterparty in relation to the Convertible Bonds Hedge Transaction, as applicable either (i) following the exercise by the Issuer or a Transferee Subsidiary, as applicable, of, or (ii) otherwise under its Hedge Position pursuant to, the Convertible Bonds Hedge Transaction corresponding to the relevant Converted Bonds Principal Amount.

“Hedge Position” means a transaction or asset the Issuer deems appropriate in its sole discretion to hedge the equity price risk of entering into and performing its obligations with respect to a Bond or with respect to an option contract under which the Issuer or a Transferee Subsidiary, as applicable, hedges the equity price risk of the Issuer relating to a Bond. The Issuer does not make any representation express or implied to any Bondholder as to the suitability or adequacy of its Hedge Positions (or the Hedge Position transferred to any of its Subsidiaries, if applicable).

“Hedge Settlement Date” means the earlier of the date on which the full amounts in relation to any Convertible Bonds Hedge Transaction are actually received by the Issuer or a Transferee Subsidiary, as applicable, and the 15th Business Day following the last day of the Calculation Period.

The Conversion Notice will constitute the irrevocable acceptance by the relevant Bondholder of the Issuer’s offer to purchase the Bonds constituted by these Terms and Conditions. All Bonds so purchased, if any, by the Issuer may be cancelled or may be held or resold.

(ii)                        If following the valid exercise by a Bondholder of its Conversion Right and prior to the relevant Settlement Date an event occurs as a result of which the Bond(s) delivered for conversion would be terminated in accordance with § 5(d) had the Bondholder not exercised its Conversion Right, the Issuer shall pay as consideration for purchasing the Bonds the Early Redemption Amount on the Early Redemption Date instead of the Converted Bonds Payment Amount pursuant to § 8(c).

(d)                      Purchase of the converted Bond(s) by the Intermediary at the election of the Issuer on agreement with the Intermediary

Upon the valid exercise of the Conversion Right by a Bondholder requiring the Issuer to purchase the relevant Bond(s), the Issuer may, on agreement with the Intermediary (and without the requirement to make any notification to the relevant Bondholder in respect thereof), elect to procure the acquisition by the Intermediary of the relevant Bond(s) delivered by the relevant Bondholder in accordance with § 8(b)(iii) and (iv).

In the case of such acquisition the Intermediary will in its sole discretion purchase the relevant Bond(s)

(i)        at the Cash Amount calculated pursuant to the formula set forth in § 8(c); or

(ii)                      at such number of Shares calculated and delivered in accordance with § 8(e)(iii) if the Intermediary has exercised its Physical Settlement Option pursuant to § 8(e)(ii),

in respect thereof, and as consideration therefor.

Such payment and/or delivery of Shares shall, as against the relevant Bondholder, be made by the Intermediary in fulfilment of the obligation of the Issuer but for its own account (Leistung für eigene Rechnung auf eine fremde Schuld) and shall as such discharge and satisfy the Issuer’s obligations under § 8(a) to (c) towards the relevant Bondholder.

Bonds which are acquired by the Intermediary as provided above shall not be redeemed or cancelled and may be held or resold at any time by the Intermediary in its sole discretion and without any requirement to notify Bondholders, and such Bonds will continue to entitle the holder thereof to exercise the Conversion Right in the future.

Nothing in the foregoing shall affect or reduce the obligations of the Issuer in respect of the Bonds, and for the avoidance of doubt, no Bondholder shall by virtue of these Terms and Conditions have any rights against the Intermediary.

(e)        Physical Settlement Option

(i)                     Upon delivery of the relevant Bond(s) by the relevant Bondholder to the Principal Conversion Agent for purposes of the execution of the conversion, upon any exercise by the Issuer of its right to procure the acquisition by the Intermediary of the relevant Bond(s) delivered by the relevant Bondholder to the Principal Conversion Agent for purposes of the execution of the conversion, the Intermediary may elect, in its sole discretion, to satisfy the Bondholder’s claim for the payment of the Cash Amount in whole but not in part by physically delivering to the converting Bondholder such number of full Shares equal to the Relevant Conversion Ratio prevailing on the Conversion Date (the “Physical Settlement Option”), in which case the Intermediary will physically deliver to the converting Bondholder such number of full Shares in accordance with § 8(e)(iii).

(ii)                  To exercise the Physical Settlement Option, the Intermediary, will dispatch a notice to the relevant Bondholder that it will exercise the Physical Settlement Option (the “Physical Settlement Notice”) not later than on the Notification Day. The Intermediary, will dispatch the Physical Settlement Notice in writing, by fax, email or otherwise using the address stated in the Conversion Notice, if the Conversion Notice by the Bondholder that has been received by the Principal Conversion Agent includes the address of the Bondholder, or via the Principal Conversion Agent to the Clearing System for forwarding to the relevant Bondholder. “Notification Day” means the fourth Business Day after the relevant Conversion Date.

(iii)               Upon any exercise of the Physical Settlement Option, the Intermediary, will deliver such number of full Shares as is equal to the Relevant Conversion Ratio prevailing on the Conversion Date. Any remaining fraction of a Share shall not be delivered and shall not be compensated in cash. The Shares to be delivered will be transferred to the securities account of the relevant Bondholder specified in the Conversion Notice on the Physical Settlement Date. Upon delivery of the Shares to the securities account of the relevant Bondholder, such Bondholder’s payment claim in respect of the Cash Amount pursuant to § 8(a) and § 8(d) shall extinguish to the extent of such delivery (delivery instead of performance by payment (Leistung an Erfüllungs statt)). Until transfer of the Shares has been made no claims arising from the Shares shall exist.

(f)         Procurement of Shares

(i)                     The Shares to be delivered by the Intermediary, upon exercise of the Conversion Right by a Bondholder and exercise by the Intermediary, of the right pursuant to § 8(c)(i)(A) in connection with § 8(e) or § 8(c)(i)(B) in connection with § 8(e), as the case may be, will be existing Shares with unrestricted dividend entitlement.

(ii)      The Intermediary, will procure delivery of the Shares through the Principal Conversion Agent.

§ 9        Adjustment of the Conversion Price

(a)        The Calculation Agent will adjust the Conversion Price as follows:

(i)                     If options contracts in respect of the Shares are traded on EUREX and EUREX adjusts such options contracts, in light of any corporate actions and/or capital adjustments, including for example, a Merger Event or a Tender Offer, the Calculation Agent shall, to the extent required and with effect as of the same date, adjust the Conversion Price and, conversely, the

Conversion Ratio of the Bonds to reflect the adjustments effected by EUREX, provided that (A) in relation to the distribution by FME to its shareholders of a Cash Dividend the Calculation Agent shall make the adjustments as set out in § 9(a)(ii) instead of the corresponding adjustments under the applicable EUREX Corporate Actions Procedures and (B) where a Merger Event or Tender Offer leads to changes in volatility or liquidity of the Share and EUREX does not make adjustments in respect of those changes in volatility or liquidity, the Calculation Agent shall adjust the Conversion Price to take into account the economic effects of such changes.

If no options contracts in respect of the Shares are traded on EUREX, the Calculation Agent shall make the necessary adjustments in light of any corporate actions and/or capital adjustments, other than in relation to the distribution by FME to its shareholders of a Cash Dividend, in analogous application of the relevant EUREX Corporate Actions Procedures.

Where:

“Merger Event” means that prior to the relevant Settlement Date:

(A)                       the merger of FME by way of absorption (Aufnahme), consolidation (Neugründung) or share exchange (Aktientausch), where FME is the transferring entity;

(B)                       the merger of FME by way of absorption (Aufnahme), consolidation (Neugründung) or share exchange (Aktientausch), where FME is the acquiring company and the number of Shares outstanding decreases by more than 50% as a result of the merger event;

(C)                       the making of a tender offer, exchange offer, takeover offer or other offer to acquire or irrevocably commit to acquire 100% of the Shares outstanding, provided that the acceptance of such offer results in all Shares being transferred or being irrevocably committed to be transferred to a third party; or

(D)                       a transfer of assets of FME, FME’s integration or restructuring or a change of legal form of FME, if such event results in all shares no longer existing (endgültig untergehen) or being transferredor being irrevocably committed to be transferred to a third party; and

“Tender Offer” means a tender offer, exchange offer, takeover offer or other offer made as a result of which the bidder will acquire upon acceptance of such offer more than 10% and less than 100% of the voting Shares outstanding, which occurs prior to the relevant Settlement Date, as determined by the Calculation Agent.

(ii)                  If FME distributes to its shareholders a Total Dividend in respect of a Financial Year that exceeds or falls below the Dividend Threshold, or if the Total Dividend is zero, the Calculation Agent shall apply the following adjustments instead of the corresponding adjustments under the applicable EUREX Corporate Actions Procedures:

Xn = Xo x R

where:

Xn	=	the adjusted Conversion Price;

Xo	=	the Conversion Price on the Relevant Record Date;

R	=	(Sprev – D) / (Sprev – T);

Sprev	=	the official closing price of the Share on the Relevant Record Date;

D	=	the Total Dividend paid;

T	=	the Dividend Threshold in respect of the relevant Financial Year.

(b)                      As at the Issue Date, the EUREX Corporate Actions Procedures provide for adjustments of option contracts in respect of shares, including the Shares, that would be applied by the Calculation Agent when determining adjustments of the Conversion Price, if any, pursuant to § 9(a) of the Terms and Conditions as set out above. The EUREX Corporate Actions Procedures are subject to changes from time to time. Neither the Issuer nor the Calculation Agent is responsible for informing Bondholders of any change to the EUREX Corporate Actions Procedures. This § 9(b) and the below summary are for information purposes only and have been prepared in order to provide Bondholders with information of potential adjustments following the occurrence of the specified Adjustment Events. The information has been adjusted to fit with the terminology of the Bonds. However, EUREX may apply the EUREX Corporate Actions Procedures differently, in particular the definition and determination of the Adjustment Events below. In the case of any discrepancy between this description and the EUREX Corporate Actions Procedures, the EUREX Corporate Actions Procedures shall prevail.

(i)       Adjustment Events

For the purposes of this § 9(b) “Adjustment Event” means any of the following events:

(A)                       if, prior to the relevant Settlement Date, FME increases its share capital out of capital reserves or retained earnings by means of issuance of new Shares or increasing the nominal amount of existing Shares (a “Capital Increase from Capital Reserves or Retained Earnings”);

(B)        if, prior to the relevant Settlement Date, FME:

(I)                           increases the number of outstanding shares by reduction of the interest in the share capital represented by each share (share split) or reduces the number of outstanding shares by increasing the interest in the share capital represented by each share without reducing the share capital (reverse share split); or

(II)       reduces its share capital by combining its shares,

(a “Change in Share Classification”);

(C)                       if, prior to the relevant Settlement Date, FME increases its share capital through the issuance of new shares against cash contributions while granting its shareholders a direct or indirect subscription right (§§ 182, 186 AktG) (a “Capital Increase Against Contributions with Subscription Rights”);

(D)                       if, prior to the relevant Settlement Date, FME grants to its shareholders direct or indirect subscription rights in relation to (I) own shares, (II) securities with subscription or option or conversion rights in relation to shares of FME (but excluding the granting of subscription rights in the course of share capital increases pursuant to a Capital Increase Against Contributions with Subscription Rights or (III) other debt securities, participation rights or other securities of FME (the securities listed in (I) through (III) together, “Other Securities”) (an “Other Issue of Securities with Subscription Rights”);

(E)                        if, prior to the relevant Settlement Date, FME distributes, allots or grants to its shareholders (I) assets other than a Cash Dividend (whether in the form of a dividend in kind (including a dividend paid in Shares) or in the form of a capital decrease for the purpose of repaying parts of the share capital (in which case the repayment will constitute assets for purposes of (I); or (II) debt securities or warrants or conversion rights (with the exclusion of the rights mentioned in relation to Other Issue of Securities); or (III) put options in the case of a share repurchase (an “Allotment”); and

(F)                      if a demerger (Aufspaltung, § 123(1) UmwG) or a spin-off (Abspaltung, § 123(2) UmwG) of FME occurs prior to the relevant Settlement Date (a “Demerger”).

(ii)      Consequences of Adjustment Events

Upon the occurrence of any Adjustment Event, the following adjustments are likely to occur in respect of certain terms of the Bonds, as derived from and subject to the EUREX Corporate Actions Procedures:

(A)       In the case of a Capital Increase from Capital Reserves or Retained Earnings:

Xn = Xo x R

where:

Xn	=	the adjusted Conversion Price;

Xo	=	the Conversion Price prevailing prior to the adjustment;

R	=	No / Nn;

Nn	=	the number of issued Shares of FME after the share capital increase; and

No	=	the number of issued Shares of FME before the share capital increase.

(B)                       In the case of a Change in Share Classification, the adjustment as provided in subparagraph (A) will apply. Notwithstanding, that, if prior to the relevant Settlement Date FME decreases the share capital of FME by way of a reduction of the interest in the share capital represented by each share, the Conversion Price will remain unchanged. In this case, the Shares will be delivered with their respective new portion of the share capital allotted to them and, in the case of any cash settlement, the Cash Amount will be adjusted accordingly.

(C)        In the case of a Capital Increase Against Contributions with Subscription Rights:

Xn = Xo x R

where:

Xn	=	the adjusted Conversion Price;

Xo	=	the Conversion Price prevailing prior to the adjustment;

R	=	((No / Nn) x (1 – (E / So))) + (E / So);

E	=	the issue price of the new Shares increased by the amount of any potential dividend disadvantage;

So	=	old Share price;

Nn	=	the number of issued shares of FME after the dilution event; and

No	=	the number of issued Shares of FME before the dilution event.

(D)        In the case of an Other Issue of Securities with Subscription Rights:

Xn = Xo x R

where:

Xn	=	the adjusted Conversion Price;

Xo	=	the Conversion Price prevailing prior to the adjustment;

R	=	Sex / Scum;

Sex	=	Scum – E;

Scum	=	official closing price of the cum entitlement Share of the relevant cash market (last day of the Share trading cum entitlement); and

E	=	the value of the Subscription Rights as determined by the Calculation Agent.

(E)        In the case of an Allotment:

Xn = Xo x R

where:

Xn	=	the adjusted Conversion Price;

Xo	=	the Conversion Price prevailing prior to the adjustment;

R	=	Sex / Scum;

Sex	=	Scum – E;

Scum	=	official closing price of the cum entitlement Share of the relevant cash market (last day of the Share trading cum entitlement); and

E	=	the value of the Allotment as determined by the Calculation Agent.

(F)                         In the case of a Merger Event or Tender Offer where the offer consideration is shares or a combination of shares and cash where the share component is at least 33% of the total value:

Xn = Xo x R

where:

Xn	=	the adjusted Conversion Price;

Xo	=	the Conversion Price prevailing prior to the adjustment;

R	=	x / y; and

y	=

the number of shares offered for every x shares held in the underlying company, provided that where combined cash and share considerations are applicable, y shall be the actual number of shares offered plus the value of the amount of cash offered expressed as a number of shares.

(G)                       In the case of a Merger Event or Tender Offer where the offer consideration is cash or a combination of cash and shares where the share component is less than 33% of the total value, the Bonds (in line with any related options contract traded at EUREX) would be settled in cash in accordance with § 5(d) above.

(H)                      In the case of a Demerger EUREX applies the package method where the old share is replaced by a basket of two or more shares. When a Demerger becomes effective the sum of the basket components in theory matches the value of the old share. However, under certain circumstances the package method might not be the appropriate procedure to adjust options contracts. In such cases the following adjustment shall apply:

Xn = Xo x R

where:

Xn	=	the adjusted Conversion Price;

Xo	=	the Conversion Price prevailing prior to the adjustment;

R	=	(Scum - value of the demerged company per share) / (Scum); and

Scum	=	official closing price of the cum entitlement Share of the relevant cash market.

(I)                           An adjustment of the Conversion Price pursuant to a Capital Increase Against Contributions with Subscription Rights or an Issue of Other Securities will not take effect if FME grants each Bondholder the direct or indirect subscription rights to the number of new Shares or Other Securities, as the case may be, to which such Bondholder would have been entitled had the Bondholder exercised the Conversion Right immediately prior to the date of the adjustment.

(c)                        Adjustments in accordance with this § 9 will become effective as of (i) in the case of an adjustment stipulated by EUREX, on the same date as any corresponding adjustments made by EUREX; and (ii) in all other cases, the beginning of the Relevant Adjustment Date. Adjustments in accordance with this § 9 will not be made, if the effective date for such adjustments is later than, in the case of Bonds in respect of which the Conversion Right has been exercised, the date on which the Shares have been credited to the securities account specified by the relevant Bondholder or the relevant Cash Amount has been paid by the Paying Agent to the Clearing System or, in relation to Bonds not converted, the first day after the last Conversion Exercise Date pursuant to § 8(a)(i).

(d)                       Adjustments will be calculated by the Calculation Agent, subject to § 13(c). The Conversion Price determined in accordance with this § 9 will be rounded to four decimal places with € 0.00005 being rounded upwards.

(e)                        The Issuer will give notice in accordance with § 14 of an adjustment to the Conversion Price and/or any other adjustment to the terms of the Conversion Right made by the Calculation Agent pursuant to this § 9 without undue delay.

(f)                         In the event that any Share Price relevant for the calculation of a price or amount of cash is subsequently corrected by the exchange and the correction is published within less than one Settlement Cycle after the original publication, the Calculation Agent shall notify the Bondholders of the corrected Share Price, the amount of cash re-calculated taking into account this Share Price and any necessary further adjustment of the terms of the Bond.

(g)        In this § 9 the following terms shall have the following meaning:

“Cash Dividend” means the amount of any cash dividend (calculated on a per share basis) distributed by FME prior to deduction of any withholding tax.

The “Dividend Threshold” means, in relation to any Cash Dividend paid per Share in respect of a Financial Year, €0.77. Once an adjustment in relation to a Cash Dividend paid in respect of any

Financial Year has been made, the Dividend Threshold will be set at zero in relation to the remainder of that Financial Year.

If adjustments of the Conversion Price are required to be made pursuant to § 9 except pursuant to § 9(a)(ii), the Dividend Threshold shall be adjusted concurrently on a proportionate basis.

“EUREX Corporate Actions Procedures” means the manual published by EUREX Frankfurt AG addressing the capital adjustments to equity options at the EUREX exchange, as amended from time to time or any successor publication by EUREX Frankfurt AG.

“Relevant Adjustment Date” means, in case FME distributes to its shareholders a Cash Dividend, the Ex Date and, in case the annual shareholders’ meeting of FME does not resolve to pay any Cash Dividend in respect of a Financial Year, the first Trading Day following the date of the annual shareholders’ meeting.

“Relevant Record Date” means the Trading Day which immediately precedes the Relevant Adjustment Date.

“Settlement Cycle” means the period of Trading Days following a trade in the Shares on XETRA in which settlement will customarily occur according to the rules of XETRA.

“Total Dividend” means, calculated on a per share basis, the amount of any Cash Dividend paid in respect of a Financial Year, together with the aggregate amount of any other Cash Dividends per Share previously paid in respect of the same Financial Year (other than any amount of a Cash Dividend previously paid in respect of such Financial Year for which an adjustment of the Conversion Price was previously made under § 9(a)(ii)).

§ 10     Disrupted Days

If any Averaging Date is a Disrupted Day, then the Averaging Date shall be postponed to the first Trading Day on which the Market Disruption Event has ceased, irrespective of whether or not such date is already an Averaging Date. If a Market Disruption Event continues to exist for a period of more than eight successive Trading Days, the eighth Trading Day following the day originally specified as applicable shall be deemed to be the Averaging Date. On that eighth Trading Day the Calculation Agent shall determine the value of the Share at the Valuation Time.

Where the following definitions shall apply:

“Disrupted Day” means a day on which the Calculation Agent determines that a Market Disruption Event has occurred.

“Exchange Disruption or Related Exchange Disruption” means any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for, the Share on XETRA, or (ii) to effect transactions in, or obtain market values for, futures or options contracts on EUREX relating to the Share at any time during the one hour period that ends at the relevant Valuation Time.

“Failure to Open for Trading or Early Closure of the Exchange or Related Exchange” means the failure to open for trading of XETRA or EUREX or the closure of XETRA or EUREX prior to its scheduled closing time unless such earlier closing time is announced by the relevant exchange(s) at least one hour earlier, in any case, however, one hour prior to the submission deadline for orders to be entered into the relevant exchange system for execution on the relevant Trading Day.

“Market Disruption Event” means each of (i) Trading Disruption, (ii) Exchange Disruption or Related Exchange Disruption and (iii) Failure to Open for Trading or Early Closure of the Exchange

or Related Exchange but in respect of (i) and (ii) only if the Calculation Agent determines that such event is material.

“Trading Disruption” means any suspension of or limitation imposed on trading (i) relating to the Share on XETRA or (ii) in futures or options contracts relating to the Share on EUREX at any time during the one hour period that ends at the relevant Valuation Time.

“Valuation Time” means the close of trading in respect of the relevant day.

§ 11     Nationalisation, Delisting and Change in Law

(a)                       (i) If a Nationalisation and/or a Delisting occurs, the Issuer shall and (ii) if a Change in Law occurs the Issuer may, by providing notice of the occurrence of such event specifying the date of such termination in accordance with § 14 within five Business Days of the Relevant Date (or such lesser notice period as may be required to comply with the Change in Law) redeem all but not only some of the outstanding Bonds at their Early Redemption Amount on the Early Redemption Date. The Issuer shall inform the Bondholders of the Early Redemption Amount per Bond by publishing a notice in accordance with § 14 no later than on the Business Day immediately preceding the Early Redemption Date.

(b)        Where the following definitions shall apply:

“Change in Law” means that, on or after the Issue Date, (A) due to the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law), or (B) due to the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), after the receipt by the Calculation Agent of notification by the Issuer, the Calculation Agent determines in good faith that it has become illegal for the Issuer, or for any party to a Change in Law Hedge Position, to hold, acquire or dispose of a Change in Law Hedge Position relating to the Bonds or the Convertible Bonds Hedge Transaction, provided that this provision shall not apply if the Calculation Agent determines that such party could have taken reasonable steps to avoid such illegality.

“Change in Law Hedge Position” means any purchase, sale, entry into or maintenance of one or more

(i)         positions or contracts in securities (including the Shares), options, futures, derivatives or foreign exchange;

(ii)        stock loan transactions; or

(iii)                    other instruments or arrangements (howsoever described) by a party in order to hedge, individually or on a portfolio basis, the equity price risk relating to the Bonds or the Convertible Bonds Hedge Transaction.

“Delisting” means that the Shares cease (or will cease) to be listed, traded or publicly quoted on XETRA pursuant to the rules of XETRA, and are not immediately re-listed, re-traded or re-quoted on another organised market or trading facility located in the same country as XETRA (or, where XETRA is within the European Union, in any member state of the European Union), as determined by the Calculation Agent.

“Nationalisation” means that all Shares or all or substantially all the assets of FME have been nationalised, expropriated or are otherwise required to be transferred to any authority, legal entity under public law (juristische Person des öffentlichen Rechts) or other governmental agency, as determined by the Calculation Agent.

§ 12     Events of Default

(a)                          Each Bondholder will be entitled to declare all or some only of his Bonds due and demand immediate redemption of such Bonds at the Principal Amount as provided hereinafter plus accrued interest (if any) to but excluding the date of repayment, if:

(i)                     the Issuer fails to pay principal or interest in respect of the Bonds when due, whether at maturity, upon redemption or otherwise; or

(ii)      the Issuer fails to pay any other amount in respect of the Bonds within 30 days from the relevant due date; or

(iii)               the Issuer fails to observe or perform any other material obligation arising from the Bonds and such default, except where such default is incapable of remedy, continues unremedied for 60 or more days after the Issuer (through the Principal Paying Agent) has received notice thereof from a Bondholder; or

(iv)              FME or any of its Subsidiaries fails to perform one or several payment obligations under any present or future bond, note, loan or other indebtedness for money borrowed (each a “Financing”) including any guarantees or other indemnities assumed in respect of any Financing in an aggregate amount in excess of US$ 100 million, if such failure to perform results in the acceleration of such Financing prior to its express maturity or will constitute a default in the payment of such Financing; or

(v)                 any final judgment or judgments (not covered by insurance) which can no longer be appealed for the payment of money in excess of US$ 100 million shall be rendered against FME or any of its Subsidiaries and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; or

(vi)     FME or any of its Material Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(A)        suspends its payments or announces its inability to meet its financial obligations; or

(B)                       commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in §§ 17-19 of the German Insolvency Code (Insolvenzordnung), files for insolvency (Antrag auf Eröffnung eines Insolvenzverfahrens) or the board of directors (Geschäftsführer) is required by law to file for insolvency, a creditor files for the opening of insolvency proceedings and such filing is not frivolous and not dismissed within a period of one month by the competent insolvency court, or the competent court takes any of the actions set out in § 21 of the German Insolvency Code (Insolvenzordnung) or a competent court institutes insolvency proceedings (Eröffnung des Insolvenzverfahrens) or denies a petition for commencement of insolvency proceeding by reason of insufficient assets; or

(C)        commences a voluntary case; or

(D)        consents to the entry of an order for relief against it in an involuntary case; or

(E)                        consents to the appointment of a custodian of it or for all or substantially all of its property; or

(F)         makes a general assignment for the benefit of its creditors; or

(G)        takes any corporate action to authorize or effect any of the foregoing.

(viii)                the Issuer is wound up, unless this is effected in connection with a merger or another form of amalgamation with another company or in connection with a restructuring, and the other or the new company assumes all obligations of the Issuer arising under the Bonds; or

(ix)              any law, governmental order, decree or enactment will gain recognition in the Federal Republic of Germany whereby the Issuer is legally prevented from performing its obligations under the Bonds and this situation is not cured within 90 days; or

(x)                 any Subsidiary Guarantee shall cease to be in full force and effect in accordance with its terms for any reason except pursuant to the terms of the relevant Subsidiary Guarantee governing the release of the Subsidiary Guarantee or the satisfaction in full of all the obligations thereunder or shall be declared invalid or unenforceable other than as contemplated by its terms, or any Subsidiary Guarantor shall repudiate, deny or disaffirm any of its obligations thereunder or under the terms of the relevant Subsidiary Guarantee.

The right to declare Bonds due will terminate if the situation giving rise to it has been cured before such right is exercised.

(b)                       Any notice declaring Bonds due in accordance with § 12(a) shall be made by means of a written declaration in the German or English language delivered to the specified office of the Principal Paying Agent together with proof that such Bondholder at the time of such notice is a holder of the relevant Bonds by means of a certificate of his Custodian or in any other appropriate manner.

(c)                       If any Bond is declared due for early redemption by a Bondholder pursuant to this § 12, the Conversion Right in respect of such Bond may no longer be exercised by such Bondholder from the time of despatch by the Bondholder of its notice of termination to the Principal Paying Agent pursuant to § 12(b).

§ 13     Paying Agents, Conversion Agents and Calculation Agent

(a)                      Deutsche Bank Aktiengesellschaft will be the principal paying agent (the “Principal Paying Agent”, and together with any additional paying agent appointed by the Issuer in accordance with § 13(b), the “Paying Agents”). Deutsche Bank Aktiengesellschaft will also be the principal Conversion Agent (the “Principal Conversion Agent”, and together with any additional Conversion Agent appointed by the Issuer in accordance with § 13(b), the “Conversion Agents”). The address of the specified offices of Deutsche Bank Aktiengesellschaft is:

Deutsche Bank Aktiengesellschaft

Attention: Trust and Agency Services

Taunusanlage 12

60325 Frankfurt am Main

Federal Republic of Germany

Société Générale of 29, boulevard Haussmann, 75009 Paris, France, will be the calculation agent (the “Calculation Agent” and together with the Paying Agents and the Conversion Agents, the “Agents”).

Each Agent will be exempt from the restrictions set forth in § 181 BGB and similar restrictions of other applicable laws.

In no event will the specified office of any Agent be within the United States or its possessions.

(b)                       The Issuer will procure that there will at all times be a Principal Paying Agent, a Principal Conversion Agent and a Calculation Agent. The Issuer is entitled to appoint other banks of international standing as Agents. Furthermore, the Issuer is entitled to terminate the appointment of any Agent. In the event of such termination or such bank being unable or unwilling to continue to act as Agent in the relevant capacity, the Issuer will appoint another bank of international standing as Agent in the relevant capacity. Such appointment or termination will be published without undue delay in accordance with § 14, or, should this not be possible, be published in another appropriate manner.

(c)                        All determinations, calculations and adjustments made by any Agent will be made in conjunction with the Issuer and will, in the absence of manifest error, be conclusive in all respects and binding upon the Issuer and all Bondholders.

Each Agent may engage the advice or services of any experts whose advice or services it deems necessary and may rely upon any advice so obtained. No Agent will incur any liability as against the Issuer or the Bondholders in respect of any action taken, or not taken, or suffered to be taken, or not taken, in accordance with such advice in good faith.

(d)                      Each Agent acting in such capacity, acts only as agent of the Issuer. There is no agency or fiduciary relationship between any Agent and the Bondholders.

§ 14     Notices

All notices concerning the Bonds to be given by the Issuer under these Terms and Conditions, except as stipulated in § 17(h), will be made as follows:

(a)                       The Issuer shall publish all its notices concerning the Bonds on its homepage (www.fmc-ag.de). Any such notice will be deemed to have been given when so published or despatched by the Issuer.

(b)                       If the Bonds are listed on any stock exchange and the rules of that stock exchange so require, the Issuer will make all its notices concerning the Bonds in accordance with the rules of the stock exchange on which the Bonds are listed.

(c)                        In addition the Issuer will deliver all its notices concerning the Bonds to the Clearing System for communication by the Clearing System to the Bondholders.

(d)                       A notice effected pursuant to § 14(a) to (c) above will be deemed to be effected on the day on which the first such communication is, or is deemed to be, effective.

§ 15     Issue of Additional Bonds

The Issuer reserves the right from time to time without the consent of the Bondholders to issue additional Bonds with identical terms (save for inter alia the issue date, the issue price and the first payment of interest), so that the same shall be consolidated, form a single issue with and increase the aggregate principal amount of these Bonds. The term “Bonds” shall, in the event of such increase, also comprise such additionally issued Bonds.

§ 16     Presentation Period, Prescription

The period for presentation of the Bonds pursuant to § 801(1) sentence 1 of the BGB will be reduced to ten years. The period of limitation for claims under the Bonds presented during the period for presentation will be two years calculated from the expiration of the relevant presentation period.

§ 17                Amendments to the Terms and Conditions, by resolution of the Bondholders; Joint Representative

(a)                       The Issuer may agree with the Bondholders on amendments to the Terms and Conditions by virtue of a majority resolution of the Bondholders pursuant to § 5 et seqq. Bond Act. In particular, the Bondholders may consent to amendments which materially change the substance of the Terms and Conditions, including such measures as provided for under § 5 paragraph 3 Bond Act, by resolutions passed by such majority of the votes of the Bondholders as stated under § 17(b) below. A duly passed majority resolution shall be binding equally upon all Bondholders.

(b)                       Except as provided by the following sentence and provided that the quorum requirements are being met, the Bondholders may pass resolutions by simple majority of the voting rights participating in the vote. Resolutions which materially change the substance of the Terms and Conditions, in particular in the cases of § 5 paragraph 3 numbers 1 through 9 Bond Act, may only be passed by a majority of at least 75 per cent. of the voting rights participating in the vote (a “Qualified Majority”).

(c)                        The Bondholders may pass resolutions in a meeting (Gläubigerversammlung) in accordance with § 5 et seqq. Bond Act or by means of a vote without a meeting (Abstimmung ohne Versammlung) in accordance with § 18 and § 5 et seqq. Bond Act.

(d)                       If resolutions of the Bondholders shall be made by means of a meeting the convening notice (Einberufung) will provide for further details relating to the resolutions and the voting procedure. The subject matter of the vote as well as the proposed resolutions shall be notified to the Bondholders together with the convening notice. Attendance at the meeting and exercise of voting rights is subject to the Bondholders’ registration. The registration must be received at the address stated in the convening notice no later than the third day preceding the meeting. As part of the registration, Bondholders must demonstrate their eligibility to participate in the vote by means of a special confirmation of their Custodian in accordance with § 19(d)(i)(A) and (B) hereof in text form and by submission of a blocking instruction by the Custodian stating that the relevant Bonds are not transferable from and including the day such registration has been sent until and including the stated end of the meeting.

(e)                        If resolutions of the Bondholders shall be made by means of a vote without a meeting the request for voting (Aufforderung zur Stimmabgabe) will provide for further details relating to the resolutions and the voting procedure. The subject matter of the vote as well as the proposed resolutions shall be notified to the Bondholders together with the request for voting. The exercise of voting rights is subject to the Bondholders’ registration. The registration must be received at the address stated in the request for voting no later than the third day preceding the beginning of the voting period. As part of the registration, Bondholders must demonstrate their eligibility to participate in the vote by means of a special confirmation of their Custodian in accordance with § 19(d)(i)(A) and (B) hereof in text form and by submission of a blocking instruction by the Custodian stating that the relevant Bonds are not transferable from and including the day such registration has been sent until and including the day the voting period ends.

(f)                         If it is ascertained that no quorum exists for the meeting pursuant to § 17(d) or the vote without a meeting pursuant to § 17(e), in case of a meeting the chairman (Vorsitzender) may convene a second meeting in accordance with § 15 paragraph 3 sentence 2 Bond Act or in case of a vote without a meeting the scrutineer (Abstimmungsleiter) may convene a second meeting within the meaning of § 15 paragraph 3 sentence 3 Bond Act. Attendance at the second meeting and exercise of voting rights is subject to the Bondholders’ registration. The registration must be received at the address stated in the convening notice no later than the third day preceding the second meeting. As part of the registration, Bondholders must demonstrate their eligibility to participate in the vote by means of a special confirmation of their Custodian in accordance with § 19(d)(i)(A) and (B) hereof in text form and by submission of a blocking instruction by the Custodian stating that the relevant Bonds are not transferable from and including the day such registration has been sent until and including the stated end of the meeting.

(g)                       The Bondholders may by majority resolution provide for the appointment or dismissal of a joint representative (the “Joint Representative”), the duties and responsibilities and the powers of such Joint Representative, the transfer of the rights of the Bondholders to the Joint Representative and a limitation of liability of the Joint Representative. Appointment of a Joint Representative may only be passed by a Qualified Majority if such Joint Representative is to be authorised to consent, in accordance with § 17(b) hereof, to a material change in the substance of the Terms and Conditions.

(h)        Any notices concerning this § 17 shall be made exclusively in accordance with the Bond Act.

(i)                          The provisions set out above in this § 17 applicable to the Bonds shall apply mutatis mutandis to the Subsidiary Guarantees.

§ 18    Issuer Substitution

(a)        Substitution

The Issuer may at any time, without the consent of the Bondholders, substitute for the Issuer any other company which is directly or indirectly controlled by the Issuer, as new issuer (the “New Issuer”) in respect of all obligations arising under or in connection with the Bonds with the effect of releasing the Issuer of all such obligations, if:

(i)                     the New Issuer assumes any and all obligations of the Issuer arising under or in connection with the Bonds and, if service of process vis-à-vis the New Issuer would have to be effected outside the Federal Republic of Germany, appoints a process agent within the Federal Republic of Germany;

(ii)                  the Issuer and the New Issuer have obtained all authorisations and approvals necessary for the substitution and the fulfilment of the obligations arising under or in connection with the Bonds;

(iii)               the New Issuer is in the position to pay to the Clearing System or to the Principal Paying Agent in Euro and without deducting or withholding any taxes or other duties of whatever nature imposed, levied or deducted by the country (or countries) in which the New Issuer has its domicile or tax residence all amounts required for the performance of the payment obligations arising from or in connection with the Bonds; and

(iv)              the Issuer irrevocably and unconditionally guarantees such obligations of the New Issuer under the Bonds on terms which ensure that each Bondholder will be put in an economic position that is at least as favourable as that which would have existed if the substitution had not taken place.

(b)        References

(i)       In the event of a substitution pursuant to § 18(a), any reference in these Terms and Conditions to

(A)        the Issuer shall be a reference to the New Issuer; and

(B)                       the Federal Republic of Germany (except in § 19) shall be a reference to the New Issuer’s country of domicile for tax purposes.

(ii)                  In § 13 a further event of default shall be deemed to have been included; such event of default shall exist in the case that the guarantee pursuant to § 18(a)(iv) is or becomes invalid for any reasons.

§ 19     Final Clauses

(a)                       The form and content of the Bonds and the rights and duties of the Bondholders and the Issuer will in all respects be governed by the laws of the Federal Republic of Germany.

(b)        Place of performance is Frankfurt am Main, Federal Republic of Germany.

(c)                        Subject to any mandatory jurisdiction for specific proceedings under the Bond Act, and to the extent legally permitted, the courts of Frankfurt am Main, Federal Republic of Germany will have jurisdiction for any action or other legal proceedings arising out of or in connection with the Bonds.

(d)                       Any Bondholder may in any proceedings against the Issuer or to which the Bondholder and the Issuer are parties protect and enforce in his own name his rights arising under his Bonds on the basis of:

(i)       a certificate issued by his Custodian

(A)        stating the full name and address of the Bondholder;

(B)                       specifying an aggregate principal amount of Bonds credited on the date of such statement to such Bondholder’s securities account(s) maintained with his Custodian; and

(C)                       confirming that his Custodian has given a written notice to the Clearing System and the Principal Paying Agent containing the information specified in (A) and (B) and bearing acknowledgements of the Clearing System and the relevant account holder in the Clearing System; as well as

(ii)                  a copy of the Global Bond relating to the Bonds, certified as being a true copy by a duly authorised officer of the Clearing System or the Principal Paying Agent.

Schedule

Description of the Convertible Bonds Hedge Transaction

1.         Background

This Schedule is a summary of the Convertible Bonds Hedge Transaction and is made for information purposes only. It has been prepared in order to provide Bondholders with information about the Convertible Bonds Hedge Transaction and the determination of payments which the Issuer is likely to receive following the Issuer’s exercise of a Hedge Position or, in certain circumstances, the Issuer’s termination of its Hedge Position. The information has been adjusted to fit with the terminology of the Bonds for ease of reference. The Convertible Bonds Hedge Transaction may be amended by the parties thereto from time to time. No party to the Convertible Bonds Hedge Transaction is obligated to take into account the interests of Bondholders when entering into, amending, making determinations under or using discretion in relation to the Convertible Bonds Hedge Transaction.

A copy of the pro forma documentation (where executed in the German language, translated into English) related to the Convertible Bonds Hedge Transaction excluding certain non-public or commercially sensitive information is available free of charge from the Issuer at the request of Bondholders. Should the parties to the Convertible Bonds Hedge Transaction amend the terms applicable to that transaction (except in the case of non-public or commercially sensitive information), the Issuer will provide notice to the Bondholders without undue delay in accordance with the terms and conditions of the Bonds that an amendment has been made and the amended pro forma documentation will be made available on request.

Bondholders do not have any recourse against any Hedge Counterparty to a Convertible Bonds Hedge Transaction.

2.         General description of the Convertible Bonds Hedge Transaction

The Issuer has entered into a Convertible Bonds Hedge Transaction as option buyer with Société Générale as option seller (the “Bank”). The total notional of the Convertible Bonds Hedge Transaction corresponds to the issue size of the Bonds. The transaction is designed to hedge the Issuer’s obligations in relation to the Bondholder’s Conversion Right under the Bonds. Under the Convertible Bonds Hedge Transaction, the Bank will pay to the Issuer per option (on the Issuer’s exercise) a cash amount equal to the relevant underlying Shares per option multiplied by the result of (i) the value of the Shares during a 40 trading day averaging period commencing on or about exercise minus (ii) the Share Reference Price multiplied by the sum of 1 and the conversion premium per option (the “Strike Price”). The amount paid to the Issuer under the Convertible Bonds Hedge Transaction if exercised at the corresponding time together with the Principal Amount is designed to match the Cash Amount under the Bond. The number of options underlying the Convertible Bonds Hedge Transaction is the same as the number of Bonds.

The Issuer may exercise the option on dates corresponding with the Conversion Exercise Dates and the conversion periods under the Bonds. The Convertible Bonds Hedge Transaction may be exercised in whole or in part and, if exercised in part, multiple times. The Issuer is under no obligation to exercise the Convertible Bonds Hedge Transaction. In particular, the Convertible Bonds Hedge Transaction will not automatically be exercised when a Bond is converted. If the Issuer does not exercise the Convertible Bonds Hedge Transaction in relation to a conversion of a Bond, the relevant Bondholder will nevertheless receive the Cash Amount from the Issuer.

This will however not be the case where the Bank has gone insolvent prior to the Settlement Date and the Bank’s Insolvency (as defined in the Terms and Conditions) has led to a termination of the Convertible Bonds Hedge Transaction, in which case the Bondholder will receive the sum of the Principal Amount relating to the converted Bonds and the Hedge Payout Amount, being the payments actually received by the Issuer from the Bank in relation to the Convertible Bonds Hedge Transaction (corresponding to the Principal Amount relating to the converted Bonds). If an Insolvency of the Bank has occurred but the Convertible Bonds Hedge Transaction has not been terminated as a result of the Insolvency, the Issuer may elect to exercise the option under the Convertible Bonds Hedge Transaction and, in this case, the relevant Bondholder will receive the sum of the Principal Amount relating to the converted Bonds and the Hedge Payout Amount. To note, if the Convertible Bonds Hedge Transaction is terminated for reasons other than the Bank’s Insolvency, the Bondholder will receive the Cash Amount (unless the Bonds will be terminated early for this reason).

The Convertible Bonds Hedge Transaction was entered into pursuant to a confirmation subject to the German-law governed Master Agreement for Financial Derivatives (Deutscher Rahmenvertrag für Finanz- und Termingeschäfte) between the Issuer and the Bank (the “DRV Master Agreement”) and supplemented by the Equity Addendum (Anhang für Wertpapierderivate) (the “DRV Equity Addendum”). The confirmation and the DRV Equity Addendum are in the English language and the DRV Master Agreement is in the German language. Société Générale is appointed as the calculation agent under the Convertible Bonds Hedge Transaction.

The Issuer may transfer the Convertible Bonds Hedge Transaction to any of its Subsidiaries. References in this description to “Issuer” in the context of the Convertible Bonds Hedge Transaction shall include any Subsidiary to which the Issuer has transferred the Convertible Bonds Hedge Transaction.

3.                            Consistency of adjustments to the Conversion Price under the Bonds and the Strike Price under the Convertible Bonds Hedge Transaction

According to the terms and conditions of the Convertible Bonds Hedge Transaction, any adjustments or determinations made by the calculation agent under or in connection with the Convertible Bonds Hedge Transaction (in particular, but not limited to, (i) the determination of prices, (ii) dilutions and concentrations in case of share transactions, (iii) market disruption events, (iv) merger event and tender offer and (iv) nationalisation, delisting or change in law) will be consistent with such adjustments or determinations under the Bonds. In particular, the Strike Price under the Convertible Bonds Hedge Transaction will equal the conversion price under the Bonds. If the calculation agent under the Bonds has terminated the calculation agency agreement concerning the Bonds due to a serious cause in relation to the Issuer, and therefore the calculation agent under the Bonds is an entity other than the Bank (the “Alternative Bond Calculation Agent”), the Bank (in its capacity as calculation agent under the Convertible Bonds Hedge Transaction) will consult with the Alternative Bond Calculation Agent in relation to all adjustments and determinations to be made to the Strike Price to ensure that the Strike Price under the Convertible Bonds Hedge Transaction and the conversion price under the Bonds are consistent. If the agents are unable to agree on a determination or adjustment, each agent will appoint an independent expert to provide a quotation in relation to the relevant determination or adjustment and the arithmetic mean of these quotations be applied to adjust each of the Strike Price and the conversion price.

4.                            Other circumstances in which the amount received by the Issuer under the Convertible Bonds Hedge Transaction will affect the amount payable to the Bondholder under the Bonds

4.1       Nationalisation, Delisting or a Change in Law

If a Nationalisation or a Delisting (as defined under the Bonds) occurs, an extraordinary event under the Convertible Bonds Hedge Transaction will also occur and the Convertible Bonds Hedge Transaction will terminate. The Bonds will also terminate in accordance with section 11(a)(i) of the conditions of the Bonds. If a Change in Law (as defined under the Bonds) occurs, an extraordinary event under the Convertible Bonds Hedge Transaction will also occur and the Issuer or the Bank will be entitled to terminate the Convertible Bonds Hedge Transaction. The Issuer has in this case a right to terminate the Bonds in accordance with section 11(a)(ii) of the Bonds.

If a termination of the Convertible Bonds Hedge Transaction arises in any of these cases, the Bank will pay to the Issuer an amount equal to the value of the Convertible Bonds Hedge Transaction, as determined by the relevant calculation agent in a commercially reasonable manner under the Convertible Bonds Hedge Transaction. The amount received by the Issuer under the Convertible Bonds Hedge Transaction will be taken into account for the purposes of determining the Early Redemption Amount payable by the Issuer under the Bonds, subject to the scenarios outlined in paragraph 4.3 below.

4.2       Dilution Events, Merger Events and Tender Offers

If an event (such as a dilution event (other than a distribution by the Issuer to its shareholders of a Cash Dividend), a Merger Event or a Tender Offer) occurs and this event leads to settlement of the options contracts as a result of application of the EUREX Corporate Action Procedures, the Convertible Bonds Hedge Transaction will also terminate. The Bank will pay to the Issuer an amount equal to the value of the Convertible Bonds Hedge Transaction, as determined by the calculation agent under the relevant Convertible Bonds Hedge Transaction in a commercially reasonable manner. The Bonds will also terminate in accordance with § 5(d) of the Terms and Conditions of the Bond. The amount received by the Issuer under the Convertible Bonds Hedge Transaction will be taken into account for the purposes of determining the Early Redemption Amount payable by the Issuer under the Bonds, subject to the scenarios outlined in paragraph 4.3 below.

Please note that the distribution of a Cash Dividend will lead to an adjustment of the Strike Price corresponding to the adjustment to the Conversion Price as provided under the Bonds.

4.3       Early Redemption Amount

The Early Redemption Amount payable by the Issuer in the scenarios outlined in paragraph 4.1 and 4.2 above, is the sum of (i) the Principal Amount plus any unpaid interest accrued up until but excluding the Early Redemption Date and (ii) the payment(s) to be received by the Issuer from the Bank, or in the case of the Bank’s Insolvency, the payments actually received by the Issuer from the Bank, following the termination of the Issuer’s Hedge Position pursuant to the Convertible Bonds Hedge Transaction.

However, if the Issuer has not exercised any corresponding termination right under the Convertible Bonds Hedge Transaction (except in the case of the Bank’s Insolvency) or if the Issuer does not hold a Hedge Position pursuant to the Convertible Bonds Hedge Transaction with respect to the full aggregate Principal Amount of all Bonds redeemed (except due to the Bank’s Insolvency) immediately prior to the Relevant Date, the Bondholder will receive the higher of the Principal Amount per Bond plus unpaid interest accrued to but excluding the Early Redemption Date and the Fair Value of the Bond and there will be no reference to the value of the Convertible Bonds Hedge Transaction in the determination of the Early Redemption Amount to be paid. To note, if the Convertible Bonds Hedge Transaction has terminated at any time prior to the Relevant Date due to the Insolvency of the Bank, the Bondholder will receive the Principal Amount plus any unpaid interest accrued up until but excluding the Early Redemption Date and the payment(s) actually received by the Issuer from the Bank following the termination of the Issuer’s Hedge Position pursuant to the Convertible Bonds Hedge Transaction. Consequently, Bondholders may only receive the Principal Amount plus unpaid, accrued interest in such a scenario, if the insolvent Bank is not able to make any payment following a close-out of the Convertible Bonds Hedge Transaction.